Bateman & Co., Inc., P.C.

Certified Public Accountants

5 Briardale Court

Houston, Texas 77027-2904

(713) 552-9800

FAX (713) 552-9700

www.batemanhouston.com

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the inclusion in this Form SB-2/A of LogSearch, Inc. of our report dated April 19, 2004, on our audit of the financial statements of LogSearch, Inc., as of March 31, 2004, and for the period then ended.

BATEMAN & CO., INC., P.C.

Houston, Texas

November 12, 2004